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                                                                    EXHIBIT 10.4

                              ROADHOUSE GRILL, INC.
                                 UNSECURED NOTE

$5,508,858.06                                                September 20, 2002
                                                         Pompano Beach, Florida

         This Unsecured Note (the "NOTE") has been issued by ROADHOUSE GRILL, INC., a Florida corporation (the "MAKER") to CORSAIR Special Situations Fund LP, a Delaware limited partnership (the "HOLDER") in connection with Maker's Second Amended and Restated Chapter 11 Plan of Reorganization dated June 12, 2002 (the "PLAN"). Maker issued the Notes under an Indenture, dated as of September 20, 2002 (the "INDENTURE"), among the Maker and the Trustee. This Note is one of a duly authorized issue of Notes of the Maker designated as its 5% Unsecured Notes due 2007 (the "Notes"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $12,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "ACT"), as amended and in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them.

         FOR VALUE RECEIVED. Maker hereby promises to pay to the order of the Holder Five Million Five Hundred Eight Thousand Eight Hundred Fifty-Eight and 06/100 Dollars ($5,508,858.06) (collectively, the "PRINCIPAL Amount").

         1. INTEREST AND PRINCIPAL PAYMENTS.

                  (a) PAYMENTS. The Principal Amount and interest thereon shall be due and payable in sixty (60) equal monthly installments of principal and interest in the amount of One Hundred Three Thousand Nine Hundred Fifty-Eight and 95/100 Dollars ($103,958.95) each during the term hereof (each, a "MONTHLY PAYMENT" and collectively, the "MONTHLY PAYMENTS"), commencing on November 1, 2002 and continuing thereafter on the first (1st) day of every calendar month thereafter during the term hereof. The Record Date for the Monthly Payments shall be the last business day of each calendar month. The outstanding Principal Amount and all accrued but unpaid interest thereon shall be due and payable in full upon the date that is sixty (60) calendar months from the date hereof (the "MATURITY DATE"). Holder covenants and agrees that all Monthly Payments made by the Maker under this Note shall be credited to reduce the amount of outstanding principal and interest due and owing hereunder. All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Holder at Holder's address set forth in Holder's proof of claim filed in Maker's Chapter 11 case or at such other place as Holder may designate to Maker from time to time in writing.

                  (b) RATE OF INTEREST. Interest shall accrue on the Principal Amount due hereunder from the date hereof up to and through the Maturity Date. This Note will bear interest on the outstanding Principal Amount hereunder at a rate of interest equal to five percent (5%) per annum compounded annually and




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interest hereunder shall be computed on the basis of a 360-day year of twelve
30-day months and, in the case of a partial month, the actual number of days elapsed. The Maker shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), to the extent lawful, from time to time on demand at the rate borne by the Notes plus two percent (2%).

         2. MANDATORY REDEMPTION. The Notes shall be redeemed, in whole or in part, on each Redemption Date on which Excess Cash Flow for the preceding Fiscal Year equals or exceeds $100,000, by payment of such Holder's Ratable Share of Excess Cash Flow in accordance with the provisions of Section 3.06 of the Indenture, to those Persons that are registered Holders at the close of business on the 15th day immediately preceding each Redemption Date. "Ratable Share" of Excess Cash Flow shall be calculated by multiplying the amount of Excess Cash Flow available for payment by a fraction, the numerator of which shall be (x) the outstanding principal amount of the Note held by such Holder and the denominator of which shall be (y) the sum of the outstanding principal amounts on the Finova Secured Note, the Secured Notes and the Unsecured Notes as of the end of the Fiscal Year with respect to which the Excess Cash Flow calculation is made. If positive Excess Cash Flow for a Fiscal Year is less than $100,000, it shall be carried over to succeeding Fiscal Years until such time as cumulative undistributed Excess Cash Flow exceeds $100,000, whereupon it shall be included in the mandatory redemption payment required on the applicable Redemption Date.

         As used herein, "EXCESS CASH FLOW" shall mean, without duplication, with respect to any Fiscal Year of the Maker, sixty percent (60%) of the following: net income PLUS (a) depreciation, amortization and interest expense to the extent deducted in determining net income, PLUS (b) net decreases or MINUS net increases (as the case may be) in Working Capital, MINUS (c) capital expenditures during such Fiscal Year (excluding the financed portion thereof), MINUS (d) interest expense paid or accrued and principal payments paid or payable in respect of indebtedness for borrowed money or otherwise under the Plan, PLUS or MINUS (as the case may be) (e) non-recurring gains or losses which are cash items not included in the calculation of net income, MINUS (f) any mandatory prepayment paid in cash, plus (g) taxes deducted in determining net income to the extent not paid for in cash, MINUS (h) cash payments in connection with the Plan the expenses for which were accrued in a Fiscal Year prior to Fiscal Year 2003. As used herein, "WORKING CAPITAL" shall mean current assets minus current liabilities as those terms are construed in accordance with generally accepted accounting principles. The independent certified public accountant of Maker will determine and certify to the Trustee as to the amount of Excess Cash Flow, including the aggregate amount available for the redemption of all Notes, and such determination shall be binding on Maker and Holder.

         Notice of redemption will be mailed at least five days but not more than ten days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Maker defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.




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         3. EVENTS OF DEFAULT. The occurrence or existence of an Event of
Default under the terms of the Indenture shall constitute an event of default hereunder.

         4. REMEDIES. If an Event of Default occurs and is continuing, the Holder of this Note shall have the rights and remedies set forth in the Indenture.

         5. INDENTURE.

                  (a) Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by the terms of the Indenture, (b) authorizes and directs the Trustee. on' his or her behalf to take such action as may be necessary or appropriate to effectuate the provisions of this Note and the Indenture, and (c) appoints the Trustee as his or her attorney-in-tact for any and all such purposes.

                  (b) Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Act or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  (c) If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                  (d) No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the Principal Amount hereunder and all accrued interest thereon (including any liquidated damages, if any) at the times, places and rate, and in the coin or currency, herein prescribed.

                  (e) A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection


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therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  (f) Prior to due presentation of this Note for transfer, the Maker, Trustee and any agent of Maker or the Trustee may treat the Person in which name this Note is to be transferred and registered, as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Maker, Trustee nor any such agent shall be affected by any notice to the contrary.

         6. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Maker at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Maker will be discharged from certain provisions of the Indenture and the Notes (including certain covenants and including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         7. TRUSTEE DEALINGS WITH MAKER. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Maker, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         8. NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee, member or stockholder, as such, of the Maker shall have any liability for any obligation of the Maker under the Notes or the Indenture.

         9. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         10. NOTICES. All notices, demands, requests and other communications required or permitted to be given under the provisions of this Note shall be in writing, unless otherwise specified, and will be deemed to have been duly given if delivered as provided in the Indenture.

         11. MISCELLANEOUS.

                  (a) SATISFACTION. This Note is given in full satisfaction of Holder's claims against Maker under the Plan.

                  (b) SEVERABILITY. In the event any provision of this Note is deemed to be invalid or unenforceable, the remainder of this Note will continue in full force and will not be affected thereby and each provision hereof will be valid and enforceable to the fullest extent permitted by law.

                  (c) GOVERNING LAW. This Note shall be governed by the substantive laws of the State of New York, without regard to its principles of the conflict of laws or the choice of law.

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            [SIGNATURE PAGE TO ROADHOUSE GRILL, INC. UNSECURED NOTE]

         IN WITNESS WHEREOF. Maker has caused this Note to be executed in its name and attested to by its authorized officers, and its corporate seal to be hereunto affixed, all as of the year and date first above written.

                                  MAKER:

                                  ROADHOUSE GRILL, INC., a Florida
                                  corporation


ATTEST:                           By: /s/ Michael C. Brant
                                      ------------------------------------------
                                      Name: Michael C. Brant
                                            ------------------------------------
                                      Title: Chief Financial Officer
                                             -----------------------------------
-------------------------------
                   ,  Secretary
------------------
[CORPORATE SEAL]


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                     [CERTIFICATE OF AUTHENTICATION FOLLOWS]




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                          CERTIFICATE OF AUTHENTICATION

         This is one of the 5% Unsecured Notes of Roadhouse Grill, Inc. due 2007 referred to in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY, as
                                        Trustee under the Indenture


                                        By:
                                            -----------------------------------
                                              Name (Print):
                                                            -------------------
                                              Title:  Authorized Signatory


Date of Authentication:
                       ---------------------


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